Exhibit 99.1

July 30th, 2009 2Q 2009 Earnings

Forward Looking Statements This Presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, projections of refining margins, debt reduction, cash flows and capital expenditures. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "should", "will" and similar terms and phrases to identify forward-looking statements in this Presentation. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation.

3Q 2009 Guidance Pacific Northwest Mid-Pacific Mid-Continent California Throughput (mbpd) 150-160 60-70 105-115 235-245 Opex ($/bbl) $3.20 $3.50 $3.50 $7.20 $ in millions, unless noted Corporate/System Refining Depreciation $90 Corporate Expense $45 Interest Expense Before Interest Income $30

Net Income 2Q 2008 3Q 2008 4Q 2008 1Q 2009 2Q 2009 4 259 97 51 -45 Net Income 2Q 2008 3Q 2008 4Q 2008 1Q 2009 2Q 2009 0.03 1.86 0.7 0.37 -0.33 2003-2006 Average $ in millions, except per share amounts 2Q 2008 3Q 2008 4Q 2008 1Q 2009 2Q 2009 Refining $ 85 $ 476 $ 153 $ 177 $ 7 Retail (11) 34 51 (15) 4 Corporate and Unallocated (47) (58) (54) (50) (47) Interest and Financing Costs (29) (30) (28) (28) (31) Interest Income and Other 5 3 2 1 2 Foreign Currency (5) - 20 - (10) Income Tax (Provision) / Benefit 6 (166) (47) (34) 30 Net Income $ 4 $ 259 $ 97 $ 51 $ (45) EPS (Diluted) $ 0.03 $ 1.86 $ 0.70 $ 0.37 $ (0.33) EPS (Diluted)

Key Financials $ in millions, unless noted 2Q 2009 2Q 2008 Diluted EPS $/shr $ (0.33) $ 0.03 Cash & Cash Equivalents 279 24 Revolver Borrowings Outstanding 0 245 Debt / Capitalization % 36% 38%

2Q 2009 Segment Operating Income Bridge 2Q 2008 Optimization Opex Retail Market Environment Throughput 2Q 2009 Op Income 74 74 159 208 57 11 11 Bridge 85 49 17 168 45 $ in millions

2009 Improvement Platform $ in millions Non-Capital Improvements Crude and Feedstocks $110 Product Realizations / Optimization 40 Transportation Savings 60 Production and Yields 55 Capital Full Year Benefit of 2008 Capital Program 105 Target 2009 Incremental EBITDA Benefit Over 2008 $370

Appendix

Assumptions Slide 7 - Commodity Price Assumptions: 2009 Crude Price: $75/bbl 2009 Index: $8.98/bbl 2009 Henry Hub Natural Gas: $5.65/Mmbtu See 2008 Analyst Day Presentation for further details. www.tsocorp.com

2Q 2009 Gross Margin Reconciliation $/bbl, unless noted Reported Gross Margin LIFO Hedge* Revised Gross Margin** California California WC 3-2-1*** $ 15.55 $ 15.55 Capture Rate**** 52% 61% Gross Margin $ 8.09 - $ (1.41) $ 9.50 Pacific Northwest Pacific Northwest PNW 5-3-1-1*** $ 13.42 $ 13.42 Capture Rate**** 72% 80% Gross Margin $ 9.70 - $ (1.02) $ 10.72 Mid-Pacific Mid-Pacific PNW 5-3-1-1*** $ 13.42 $ 13.42 Capture Rate**** 19% 26% Gross Margin $ 2.52 - $ (1.00) $ 3.52 Mid-Continent Mid-Continent G3 3-2-1*** $ 9.13 $ 9.13 Capture Rate**** 124% 124% Gross Margin $ 11.29 - $ (0.06) $ 11.35 * Hedge gains and losses are recorded primarily in the region in which the barrels are received. ** Reported gross margin per barrel adjusted to exclude the impacts of our 2009 1st Quarter LIFO impacts and gains/(losses) on derivative positions. *** For more information and detail on the benchmark crack spreads, please see the 'Industry Differentials' document in the Investors section of www.tsocorp.com **** Amounts may not recalculate due to rounding.

2009 Cash Flow Available Cash Debt Offering* Capex Revolver Repayment Dividend and Other Ending Cash Cash Flow 20 316 376 310 279 279 296 282 222 66 31 Beginning Cash 20 $ in millions Operating Cash Flow 296 * Net of discount of $12 million and issuance costs of $6 million

Throughput By Refining Region 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 175 140 139 Pacific Northwest Mid-Pacific Mid-Continent California 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 114 110 109 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 71 65 66 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 250 260 251 9mbpd lower than guidance due to hydrocracker turnaround (GER)

Operating Expense By Refining Region 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 7.87 6.35 6.12 Pacific Northwest Mid-Pacific Mid-Continent California 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 3.15 3.7 3.21 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 3.79 3.5 3.72 2Q 2008 2Q 2009 Guidance 2Q 2009 Actual 2007 Planned 3.59 3.3 3.2 $10 million lower than guidance due to lower energy costs (GER) and Repair & Maintenance costs (LAR) $3 million higher than guidance due to higher Repair & Maintenance costs (AK) $3 million lower than guidance due to lower Repair & Maintenance costs (HI)